September 7, 2022

C WorldWide Asset Management Fondsmaeglerselskab A/S

Dampfaergevej 26

Copenhagen, DK-2100

Investment Advisory Agreement For Subadviser

(Harbor International Compounders ETF)

Dear Sir or Madam:

Harbor Capital Advisors, Inc. (the “Adviser”), a Delaware corporation, with its principal offices at 111 South Wacker Drive, Chicago, Illinois 60606, is the investment adviser to Harbor ETF Trust (the “Trust”) on behalf of Harbor International Compounders ETF (the “Fund”). The Trust has been organized as a statutory trust under the laws of the State of Delaware to engage in the business of an investment company. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The shares of beneficial interest of the Trust (the “Shares”) are divided into multiple series, including the Fund, as established pursuant to resolutions adopted by the Board of Trustees of the Trust (the “Board” or the “Trustees”). Pursuant to authority granted the Adviser by the Trust’s Trustees, the Adviser has selected C WorldWide Asset Management Fondsmaeglerselskab A/S (“you”, “your” or “yourself”) a limited liability company incorporated under Danish law and authorised as an investment firm by the Danish Financial Supervisory Authority, to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth herein (the “Agreement”). You are willing to act as such a sub-investment adviser and to perform such services under the Agreement. Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1.	Delivery of Fund Documents. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

(a)	Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the “Declaration of Trust”);

(b)	By-Laws of the Trust as in effect on the date hereof (the “By-Laws”); and

(c)	Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

The Adviser will furnish you from time to time with copies of all material amendments of or supplements to the foregoing.

2.

Advisory Services. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund’s assets that are allocated to you, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund’s

Prospectus and Statement of Additional Information, as amended or supplemented, and any investment guidelines or other instructions received in writing from the Adviser. The Board or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what securities and other financial instruments shall be purchased for such portion of the Fund’s assets, what securities and other financial instruments shall be held or sold by such portions of the Fund’s assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust’s Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, or any investment guidelines or other instructions received by you in writing from the Adviser, and subject, further, to such policies and instructions as the Board may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities with brokers or dealers selected by you for that portion of the Fund’s assets for which you serve as sub-investment adviser.

You shall have no responsibility for actions taken in reliance on the Declaration of Trust; the By-Laws; the Fund’s written investment objectives and policies; the Prospectus and Statement of Additional Information; and written instructions, each as in effect from time to time. You will conform your conduct to, and will ensure that your management of the portion of the Fund’s assets allocated to you complies with, the Investment Company Act and Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and all rules and regulations thereunder as applicable to you, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), all other applicable federal and state laws and regulations as applicable to you and relating to the services provided under this Agreement, and with the provisions of the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, under the Securities Act of 1933, as amended, and the Investment Company Act.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

The Board has delegated to you discretionary authority to exercise voting rights with respect to all proxies solicited by or with respect to the issuers of securities and other investments in the portion of the assets of the Fund managed by you. You shall be responsible for the administration of the proxy voting process and exercising these voting rights or refraining from voting in accordance with your then-current proxy voting policy, procedures and/or guidelines, as provided to us from time to time and based on the best interests of the Fund’s shareholders. You are authorized to instruct the Fund’s custodian as necessary in order for you to receive proxies and shareholder communications relating to securities held in the portion of the Fund’s assets managed by you. You will maintain appropriate records detailing your voting of proxies on behalf of the Fund and, upon the Adviser’s reasonable request, will provide a report setting forth the names of the issuers, proposals voted on, how the Fund’s shares were voted and your resolution of any conflicts of interest. For the avoidance of doubt, you will not be responsible for filing Form N-PX or any other regulatory filings for the Fund in connection with your discretionary authority to the exercise of voting rights with respect to the Fund.

You shall maintain written compliance policies and procedures that are reasonably designed to ensure the Fund’s compliance with the foregoing and to prevent yourself and the Fund from violating applicable federal securities laws. You agree to provide the Trust and the Adviser with such reports and certifications and with such access to your officers and employees as the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser as soon as reasonably practicable upon detection of any breach of any of the Fund’s policies, guidelines or procedures and of any violation of any applicable law or regulation, including the Investment Company Act and Subchapter M of the Code, relating to that portion of the Fund’s assets allocated to you. You also agree to notify the Adviser as soon as reasonably practicable upon detection of any material violations of your compliance policies and procedures that relate to the Fund or your activities as an investment adviser generally, such as when the violation could be considered material to the Fund or the Adviser.

You shall keep the Fund’s books and records to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender as soon as reasonably practicable upon request and without any charge to the Fund any of such records required to be maintained by you. Notwithstanding the foregoing, you shall be entitled to maintain copies of such records as are required to be maintained by you under applicable law and/or pursuant to your compliance policies and procedures.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

Upon reasonable request from the Adviser, you will reasonably assist the Valuation Committee of the Trust in valuing securities or other financial instruments of that portion of the Fund’s assets allocated to you as may be required from time to time, including making available information of which you have knowledge related to the securities or other financial instruments being valued. You will not be responsible for determining or ratifying the valuations of the securities or other assets of the Fund that are used by the Fund for purposes of determining its net asset value (“NAV”) and assessing compliance with applicable laws and regulations and the Fund’s policies and procedures that depend on such valuations or NAV determinations.

You are not authorised to initiate or take part in class actions or in the settlement of class actions on behalf of the Fund involving any security or other financial instrument held in the Fund and shall not file any claim or take any action in relation to such class actions or settlements. You shall cooperate with the Trust and the Adviser to the extent necessary in relation to class action claims or any other legal matters involving any security or other financial instrument held in the Fund for the Trust or the Adviser to pursue and/or participate in any such action or matter.

In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet, which may be done virtually or by teleconference, with the Trustees and the Trust’s or Adviser’s officers at least quarterly on due notice to review the investments and investment program of the portion of the Fund’s assets allocated to you in light of current and prospective economic and market conditions. You will cooperate with the Trust’s independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their audit, including, but not limited to, their opinion included in the Trust’s annual report under the Investment Company Act and annual amendment to the Trust’s registration statement under the Investment Company Act.

Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association, except as specifically prescribed in Schedule A.

You may not delegate to any person, including to one or more companies that you control, are controlled by, or are under common control with, or to specified employees of any such companies, any of your duties under this Agreement without the prior written consent of the Adviser.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

3.

Allocation of Charges and Expenses. You will bear your own costs of providing services hereunder. You will not be required to pay any expenses of the Fund, which include: (i) any Fund expenses payable by the Adviser under the Fund’s agreement with the Adviser (the “Adviser Agreement”); (ii) costs of borrowing money, including interest expenses; taxes and governmental fees; acquired fund fees and expenses; brokers’ commissions and any other transaction-related expenses and fees arising out of transactions effected on behalf of the Fund; and (iii) other ordinary expenses specified in the Adviser Agreement or disclosed in the Fund’s prospectus as payable by the Fund.

4.

Compensation of the Subadviser. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A hereto, quarterly in arrears, based on a percentage of the average daily net assets (as defined below) of the portion of the Fund that you managed during the quarter. “Average daily net assets” means the average of the values placed on the net assets of the portion of the Fund that you managed on each day on which the net asset value of the Fund’s portfolio is determined. The net assets of the Fund are valued by the Fund’s custodian in the manner specified in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented. If determination of the value of net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund’s custodian determines the value of the net assets of the Fund’s portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

5.

Avoidance of Inconsistent Position and Brokerage. In connection with purchases or sales of securities and other financial instruments for the account of the portion of the Fund allocated to you, neither you nor any of your directors, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of securities and other financial instruments by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board. You or your agent shall arrange for the placing of all orders for the purchase and sale of securities and other financial instruments for the portion of the Fund’s account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized, consistent with the provisions of Section 28(e) of the Securities Exchange Act of 1934, to place orders for the purchase and sale of securities and other financial instruments for the Fund with such certain brokers if you determine, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or your overall responsibilities with respect to the Fund, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

You will advise the Trust’s custodian and the Adviser as soon as reasonably practicable of each purchase and sale of a security and other financial instrument, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board or the Adviser may request, you will furnish to the Trust’s officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities and other financial instruments held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.

On occasions when you deem the purchase or sale of a security or other financial instrument to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other financial instruments to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or other financial instruments so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

To the extent you engage in block trades in futures and other derivatives, you agree to fulfill any relating notification requirements with respect to the Fund under applicable requirements of the Commodity Futures Trading Commission (“CFTC”).

Your Execution Policy and list of the key execution venues applied by you has been provided to the Adviser prior the execution of this Agreement. By entering into this Agreement, the Adviser has given its consent to the Execution Policy and the fact that you may execute orders outside a regulated market or multilateral trading facility.

6.

Limitation of Liability of Subadviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement. You shall not be liable for consequential damage or other indirect losses.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

7.	Representations and Warranties.

(a)	You represent and warrant that:

i.	You are an investment adviser registered under the Investment Advisers Act;

ii.

You are not required to register as a “commodity pool operator” or “commodity trading advisor” under the Commodity Exchange Act with the CFTC and the National Futures Association (NFA) in connection with the services to be provided by you under this Agreement;

iii.

You are a corporation duly organized and properly registered and operating under Danish law with the power to own and possess its assets, perform your obligations under this Agreement, and to carry on your business as it is now being, and to be, conducted;

iv.

The execution, delivery and performance of this Agreement are within your powers and you have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on your part for the execution, delivery and performance of this Agreement, and your execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) your governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon you;

v.

You will maintain insurance coverage in such amounts considered commercially reasonable and appropriate under current industry practice for an investment adviser of your size and business model, as such may change from time to time, and will provide the Adviser with notification as soon as reasonably practicable of any materially adverse changes to or cancellation of such coverage; and

vi.

You will as soon as reasonably practicable notify the Adviser and the Trust if you suffer a material adverse change in your business that would materially impair your ability to perform your relevant duties for the Fund.

(b)	The Adviser represents and warrants that:

i.	The Adviser is an investment adviser registered under the Investment Advisers Act;

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

ii.

The Adviser is a Delaware corporation duly organized under the laws of the State of Delaware and in good standing with the power to own and possess its assets, perform the Adviser’s obligations under this Agreement, and to carry on the Adviser’s business as it is being conducted;

iii.

The execution, delivery and performance of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the Adviser’s part for the execution, delivery and performance of this Agreement, and the Adviser’s execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

iv.

The Adviser Agreement for the Fund includes the provisions required by Section 15(a) of the Investment Company Act and was approved by: (i) the Board and its Trustees in accordance with the requirements of Section 15 of the Investment Company Act and (ii) “a majority of the outstanding voting securities” of the Fund, as such term is defined in the Investment Company Act; and

v.	The Adviser has been duly authorized by the Fund’s Board pursuant to the Adviser Agreement to delegate to you the provision of investment services to the Fund as contemplated hereby.

(c) The Trust, on behalf of the Fund, represents and warrants that:

i.

The Fund is a duly constituted series of the Trust with the power to own and possess its assets, perform the Fund’s obligations under this Agreement, and to carry on the Fund’s business as it is being conducted;

ii.	The Trust is duly organized under the laws of the State of Delaware and in good standing;

iii.

The execution, delivery and performance of this Agreement are within the Fund’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the Fund’s part for the execution, delivery and performance of this Agreement, and the Fund’s execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Fund’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Fund;

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

iv.

To the best of the Trust’s knowledge, the Fund’s Registration Statement is effective as of the date of this Agreement and complies in all material respects with the requirements of the Securities Act and the Investment Company Act and the rules and regulations thereunder;

v.

The Fund has adopted and implemented written policies and procedures, as required by Rule 38a-1 under the Investment Company Act, which to the best of the Trust’s knowledge, are reasonably designed to prevent violations of the federal securities laws by the Fund, its employees, officers and agents;

vi.	The Fund has received a copy of your Form ADV (Parts 1 and 2); and

vii.

This Agreement has been approved: (a) by the Fund’s Board and its Trustees in accordance with the requirements of Section 15 of the Investment Company Act and (b) by a vote of “a majority of the Fund’s outstanding voting securities” of the Fund, as such term is defined in the Investment Company Act, or otherwise in accordance with any applicable exemption from such requirements granted to the Adviser and the Fund pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”).

8.

Duration and Termination of this Agreement; Survival. This Agreement shall remain in force until September 7, 2024 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the SEC by any rule, regulation or order. This Agreement may, on 30 days’ written notice, be terminated at any time without penalties charged to the Fund, by the Board, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon its assignment or the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person”, “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the SEC by any rule, regulations or order. The provisions of paragraphs 6, 10 and 13 shall survive the termination of this Agreement.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

9.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto proposed by you for the purposes of casting a vote pursuant to paragraphs 8 or 9 hereof.

10.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles and the Investment Company Act. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the Investment Company Act, the latter shall control.

11.

Miscellaneous. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. All persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as none of the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer rights, privileges, claims or remedies upon any shareholder or other person other than the parties (including the Trust with respect to the Fund) and their respective successors and permitted assigns.

12.

Prohibition on Consulting with other Subadvisers. You are not permitted to consult with any other subadviser to the Trust with respect to transactions by the Fund in securities or other financial instruments.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

13.

Confidentiality. You shall maintain all non-public information regarding the Fund’s portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is approved in writing by the Fund or the Adviser or is otherwise required by law or requested by any regulatory authority or pursuant to an order of a court or a facially valid administrative, legislative or other subpoena. You shall not use your knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for your own or your affiliates’ (or your respective directors, officers and employees) benefit to the detriment of the Fund. If you are requested or required by law to disclose any confidential information by any regulatory authority or pursuant to an order of a court or a facially valid administrative, legislative or other subpoena, then you shall as soon as reasonably practicable notify the Adviser of the request to allow the Adviser the opportunity to legally contest or limit the scope and terms of any such disclosure required by law.

This confidentiality obligation does not restrict you from providing investment advice to clients (including funds) that have substantially similar investment objectives to those of the Fund. These clients may have portfolios consisting of holdings substantially similar to those of the Fund. You are not restricted from providing information to clients relating to their holdings and such clients are not subject to the confidentiality obligation described herein.

14.

Use of Names. Neither party shall use the name, trademark or trade name of the other party or any of its affiliates or refer to the existence of this Agreement in any advertising, promotional or other material, whether in written, electronic or other form, distributed to any unaffiliated third party without obtaining specific prior written approval of the non-disclosing party.

Notwithstanding the foregoing, both parties agree that for so long as the Fund remains in existence and you serve as subadviser to the Fund, subject to the terms of this paragraph 14, (i) the Adviser shall have a non-exclusive, non-transferable, royalty-free license to reproduce, distribute, publicly display or otherwise use your name, including any short form thereof, logo or other identifying mark, and trade name (collectively, the “Adviser Licensed IP”) on its website and in advertising, promotional and marketing materials for the Trust (collectively, “Adviser Materials”), and (ii) the Sub-Adviser shall have a non-exclusive, non-transferable, royalty-free license to reproduce, distribute, publicly display or otherwise use the Fund’s name, including any short form thereof, logo or other identifying mark, and trade name, along with your relationship with the Adviser and the Fund (collectively, the “Sub-Adviser Licensed LP”) solely for the purpose of identifying the Fund and/or the Adviser as clients and as required by applicable law (collectively, “Sub-Adviser Materials”).

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

The Adviser will be permitted to use the Adviser Licensed IP in any Adviser Materials solely for the purpose of identifying you as the subadviser to the Fund or including you in a listing of entities that serve as subadvisers to the series of the Harbor funds, without your prior approval. With respect to all other Adviser Materials, the Adviser’s use of the Adviser Licensed IP will be subject to your prior review and approval of a sample of such Adviser Materials, and you agree to use reasonable efforts to review such samples of Adviser Materials within five business days of their receipt. Following your review and approval of a sample of any Adviser Materials containing the Adviser Licensed IP, the Adviser will thereafter be permitted to modify such Adviser Materials (and use such modified Adviser Materials), without your approval, including, without limitation, in order to update statistical data or identifying information regarding any new or existing series or subadviser of the Harbor funds, provided that the modifications do not materially change the character or substance of the Adviser Materials. Notwithstanding anything to the contrary herein, the Adviser agrees that it will provide copies of any Adviser Materials containing the Adviser Licensed IP for review by you, from time to time, upon your reasonable request.

The Adviser agrees that it will not edit, excerpt or modify the Adviser Licensed IP in any way. You and the Adviser both acknowledge that neither party will acquire any right, title or interest to the Adviser Licensed IP or the Sub-Adviser Licensed IP, respectively, or any of the goodwill associated therewith. The Adviser further agrees that it will be responsible for ensuring that all Adviser Materials containing the Adviser Licensed IP which are used to market the Fund to current and prospective investors will comply with applicable laws, rules and regulations. You further agree that you will be responsible for ensuring that all Sub-Adviser Materials containing the Sub-Adviser Licensed IP which are used as contemplated in this paragraph 14 will comply with applicable laws, rules and regulations.

15.

Client categorization. The Adviser has been categorized as a professional client in accordance with Directive 2014/65/EU on markets in financial instruments, the Commission Delegated Directive (EU) 2017/593, the Commission Delegated Regulation (EU) 2017/565 and national legislation transposing Directives 2014/65/EU and 2017/593 (“MiFID II”).

16.

Information. In accordance with MiFID II you are obligated to provide certain information (“Required Information”) to your clients. The Adviser acknowledges that your obligation to provide the Required Information has been fulfilled by the information included in this Agreement and in the standard documents titled Statutory Information, Description of Financial Instruments and Associated Risks and Key Trading Relationships that have been made available to the Advisor prior to the execution of this Agreement.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

The Adviser consents to the Relevant Information being provided and updated from time to time on your webpage cworldwide.com/us. You can, upon prior notice to the Adviser, make the Required Information available to the Adviser via another webpage or on an investor portal.

[Signatures appear on the following page]

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

HARBOR INTERNATIONAL COMPOUNDERS ETF

SEPTEMBER 7, 2022

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this Agreement and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this Agreement shall become a binding contract.

HARBOR ETF TRUST ON BEHALF OF
HARBOR INTERNATIONAL COMPOUNDERS ETF

By:	/s/ Charles F. McCain
Charles F. McCain, President

HARBOR CAPITAL ADVISORS, INC.

By:	/s/ Kristof Gleich
Kristof Gleich, President

The foregoing Agreement is hereby accepted as of the date thereof.

C WORLDWIDE ASSET MANAGEMENT FONDSMAEGLERSELSKAB A/S

By:	/s/ Bo Almar Knudsen
Name:	Bo Almar Knudsen
Title:	Chief Executive Officer

By:	/s/ Matthias Weigand
Name:	Matthias Weigand
Title:	Executive Vice-President